Exhibit 99.1

Armstrong World Industries, Inc., and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Earnings

(amounts in millions, except per share data)

	Year Ended December 31, 2015
	Historical AWI (as reported)	Discontinued Operation - AFI (a)	Pro Forma Adjustments	Pro Forma AWI Continuing Operations
Net sales	$2,420.0	$1,188.7	—	$1,231.3
Cost of goods sold	1,817.2	962.3	—	854.9

Gross profit	602.8	226.4	—	376.4
Selling, general and administrative expenses	447.2	179.5	—	267.7
Separation costs	34.3	—	—	34.3
Equity earnings from joint venture	(66.1)	—	—	(66.1)

Operating income	187.4	46.9	—	140.5
Interest expense	45.3	—	—	45.3
Other non-operating expense	23.5	3.4	—	20.1
Other non-operating (income)	(5.3)	(0.3)	—	(5.0)

Earnings from continuing operations before income taxes	123.9	43.8	—	80.1
Income tax expense	71.3	17.4	—	53.9

Earnings from continuing operations	$52.6	$26.4	—	$26.2

Earnings per share of common stock, continuing operations:
Basic	$0.95			$0.47
Diluted	$0.94			$0.47
Average number of common shares outstanding:
Basic	55.5			55.5
Diluted	55.9			55.9

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements on page 5.

Armstrong World Industries, Inc., and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Earnings

(amounts in millions, except per share data)

	Year Ended December 31, 2014
	Historical AWI (as reported)	Discontinued Operation - AFI (a)	Pro Forma Adjustments	Pro Forma AWI Continuing Operations
Net sales	$2,515.3	$1,221.0	—	$1,294.3
Cost of goods sold	1,932.0	1,020.8	—	911.2

Gross profit	583.3	200.2	—	383.1
Selling, general and administrative expenses	398.5	148.4	—	250.1
Intangible asset impairments	10.8	10.8	—	—
Equity earnings from joint venture	(65.1)	—	—	(65.1)

Operating income	239.1	41.0	—	198.1
Interest expense	46.0	—	—	46.0
Other non-operating expense	10.5	4.6	—	5.9
Other non-operating (income)	(2.6)	(0.4)	—	(2.2)

Earnings from continuing operations before income taxes	185.2	36.8	—	148.4
Income tax expense	83.2	13.0	—	70.2

Earnings from continuing operations	$102.0	$23.8	—	$78.2

Earnings per share of common stock, continuing operations:
Basic	$1.85			$1.42
Diluted	$1.83			$1.41
Average number of common shares outstanding:
Basic	55.0			55.0
Diluted	55.4			55.4

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements on page 5.

Armstrong World Industries, Inc., and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Earnings

(amounts in millions, except per share data)

	Year Ended December 31, 2013
	Historical AWI (as reported)	Discontinued Operation - AFI (a)	Pro Forma Adjustments	Pro Forma AWI Continuing Operations
Net sales	$2,527.4	$1,262.8	—	$1,264.6
Cost of goods sold	1,934.4	1,051.8	—	882.6

Gross profit	593.0	211.0	—	382.0
Selling, general and administrative expenses	386.9	142.2	—	244.7
Restructuring charges, net	(0.1)	—	—	(0.1)
Equity earnings from joint venture	(59.4)	—		(59.4)

Operating income	265.6	68.8	—	196.8
Interest expense	68.7	—	—	68.7
Other non-operating expense	2.0	0.6	—	1.4
Other non-operating (income)	(3.8)	(1.1)	—	(2.7)

Earnings from continuing operations before income taxes	198.7	69.3	—	129.4
Income tax expense	71.4	27.0	—	44.4

Earnings from continuing operations	$127.3	$42.3	—	$85.0

Earnings per share of common stock, continuing operations:
Basic	$2.19			$1.47
Diluted	$2.17			$1.46
Average number of common shares outstanding:
Basic	57.8			57.8
Diluted	58.4			58.4

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements on page 5.

Armstrong World Industries, Inc., and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

(amounts in millions, except per share data)

	December 31, 2015
	Historical AWI (as reported)	Discontinued Operation - AFI (a)	Pro Forma Adjustments		Pro Forma AWI Continuing Operations
Assets
Current assets:
Cash and cash equivalents	$244.8	$35.5	—		$209.3
Accounts and notes receivable, net	184.3	70.0	—		114.3
Inventories, net	344.2	242.8	—		101.4
Deferred income taxes	35.5	2.5	—		33.0
Income tax receivable	11.1	—	—		11.1
Prepaid expenses and other current assets	60.9	27.2	—		33.7

Total current assets	880.8	378.0	—		502.8
Property, plant, and equipment, less accumulated depreciation	1,096.3	448.2	—		648.1
Prepaid pension costs	8.3	—	—		8.3
Investment in joint venture	130.8	—	—		130.8
Intangible assets, net	489.7	42.5	—		447.2
Deferred income taxes	21.0	12.7	$11.6	(b)	19.9
Income tax receivable	2.4	—	—		2.4
Other non-current assets	62.6	0.9	—		61.7

Total assets	$2,691.9	$882.3	$11.6		$1,821.2

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt	$52.1	—	—		$52.1
Accounts payable and accrued expenses	380.4	$149.2	—		231.2
Income tax payable	3.2	—	—		3.2
Deferred income taxes	0.6	0.3	—		0.3

Total current liabilities	436.3	149.5	—		286.8
Long-term debt	950.9	10.0	($50.0	)(c)	890.9
Postretirement benefit liabilities	172.4	85.1	—		87.3
Pension benefit liabilities	107.6	37.5	—		70.1
Other long-term liabilities	49.6	6.3	—		43.3
Income taxes payable	92.3	—	—		92.3
Deferred income taxes	114.0	2.1	11.6	(b)	123.5

Total noncurrent liabilities	1,486.8	141.0	(38.4)		1,307.4
Shareholders’ equity:
Common stock, $0.01 par value per share, authorized 200 million shares; 60,416,446 shares issued, 55,359,064 and outstanding at December 31, 2015	0.6	—	—		0.6
Capital in excess of par value	1,151.8	655.1	—		496.7
Retained earnings	365.2	—	50.0	(d)	415.2
Treasury stock, at cost, 5,057,382 shares	(261.4)	—	—		(261.4)
Accumulated other comprehensive income (loss)	(487.4)	(63.3)	—		(424.1)

Total shareholders’ equity	768.8	591.8	50.0		227.0

Total liabilities and shareholders’ equity	$2,691.9	$882.3	$11.6		$1,821.2

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements on page 5.

Armstrong World Industries, Inc., and Subsidiaries

Unaudited Notes to Consolidated Financial Statements

(amounts in millions, except per share data)

(a)	Reflects the operations, assets, liabilities and equity of AFI. Cost of goods sold and selling, general and administrative expenses for AFI include certain historical costs of employee benefits that were previously categorized as unallocated corporate costs. Expense categories exclude certain general corporate overhead expenses that were allocated to AFI in its historical financial statements that do not meet the requirements to be presented in discontinued operations and thus will be presented as part of AWI’s continuing operations.

Postretirement and pension benefit liabilities for AFI include historical benefit plan liabilities for certain AFI employees and retirees that were previously categorized as unallocated corporate liabilities, in addition to the related accumulated other comprehensive (loss) and related deferred tax assets associated with such benefit plans. Property, plant and equipment excludes allocations of certain corporate facilities that do not meet the requirements to be presented in discontinued operations and thus will be presented as part of AWI’s continuing operations.

(b)	Reflects a reclassification of tax balances associated with jurisdictional netting within continuing operations.

(c)	Reflects the cash distribution upon separation by AFI to AWI, pursuant to the terms of the Separation and Distribution Agreement, of $50.0 million, representing the dividend paid by AFI to AWI from the net proceeds of AFI’s borrowings. If the $50.0 million dividend had been paid as of December 31, 2015, AWI would have used the proceeds from the dividend to reduce borrowings outstanding.

(d)	Total equity was adjusted as a result of adjustment (c) above.